EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.  THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.

Date: March 8, 2018

VYNLEADS, INC.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (this “Warrant”) is issued and delivered pursuant to the terms and conditions of that certain Advisory Agreement, dated as of even date herewith (the “Advisory Agreement”) by and between VYNLEADS, INC., a Delaware corporation (the “Company”) and the party set forth on the signature page hereto (the “Holder”).

This certifies that as of the date written above (the “Warrant Issue Date”), for value received, the Holder, is entitled, to purchase from the Company such number of fully paid and non-assessable shares of Company common stock, par value $.0001 per share (the “Common Stock”), subject to the terms and conditions of the Advisory Agreement and the vesting requirements therein (the “Shares”).  The vested Shares issuable under this Warrant shall be subject to purchase upon surrender by delivery of this Warrant to the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment thereof in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below.  The number, character and Exercise Price of such Shares are subject to adjustment as provided below.  The term “Warrant” as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein.  All capitalized terms not defined herein have the meaning specified in the Advisory Agreement which is incorporated herein by reference thereto.

1.  Exercise Period.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern time, on the fifth (5th) anniversary of the Warrant Issue Date; provided, however, that in the event of (a) the closing of the issuance and sale of shares of Common Stock in an initial underwritten public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (b) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange or purchase of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 90% of the voting power of the surviving entity, this Warrant shall, immediately following the effective closing time on the closing date of such event, no longer be exercisable and become null and void.  In the event of a proposed transaction of the kind described in (a) through (c) of this Section 1, the Company shall use commercially reasonable efforts to notify the Holder not less than forty-five (45) calendar days prior to the consummation of any such event or transaction or such other period of time as deemed reasonable by

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

the Chief Executive Officer of the Company in respect of the facts and circumstances pertaining to any such event.

2.  Exercise Price and Number of Shares.

(A)  The Exercise Price at which this Warrant may be exercised shall be the warrant exercise price as such term is set forth in the Advisory Agreement.

 (B)  In the event that this Warrant is exercised in part, the number of Shares issuable upon subsequent exercise of this Warrant shall thereafter be decreased by the number of Shares purchased to reflect such partial exercise.

3.  Exercise of Warrant.

(A)  Manner of Exercise.  The purchase rights for Shares represented by this Warrant are exercisable only to the extent vested, as determined by reference to the Advisory Agreement, by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise attached hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with payment of an amount equal to the Exercise Price multiplied by the number of Shares then being purchased, at the Holder’s option in cash, by bank cashier’s check or certified check (or other check acceptable to the Company) or by wire transfer to a bank account designated by the Company for that purpose by written notice to the Holder.

(B)  Effective Time of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Holder a certificate or certificates in the name of the Holder or as the Holder may direct (upon payment by the Holder of any applicable transfer taxes) for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new warrant of like tenor exercisable for the number of shares then remaining for which this Warrant may then be exercised.

(C)  Net Issue Exercise (Cashless Exercise).

(i) In lieu of exercising this Warrant in the manner provided above in Section 3(A), the Holder may elect to receive shares equal to the value of this Warrant (or portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election on the Notice of Exercise form attached hereto duly executed by the Holder or the Holder’s duly authorized attorney, in which event the Company shall issue to the Holder a number of shares computed using the following formula:

X = Y (A-B)

A

Where:

X =

The number of Shares to be issued to the Holder

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

Y =

The number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation)

A =

The fair market value of one share of such Shares (at the date of such calculation)

B =

The Exercise Price (at the date of such calculation)

(ii) For purposes of this Section 3(C), the fair market value of one share of the Shares on the date of calculation shall mean the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for the Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors and agreed to by the Holder.

4.  No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.  Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity bond or other security in an amount reasonably satisfactory as sufficient security, or in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.  Rights of Stockholders.

(A)  Limitations on Rights of Warrant.  Subject to Section 10 below, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

(B)  Notices of Certain Transactions.  In case:

(a)

of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(b)

of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(c)

of the initial public offering of the Company,

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, and stating the amount and character of such right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.  Transfer of Warrant.

(A)  Restrictions on Transfer.  This Warrant may be transferred, in whole or part, only upon written consent of the Company as determined at its sole discretion.  Each such transferee must deliver to the Company representations, in form acceptable to the Company, that such transferee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act and is taking this Warrant for his, her or its own account, for investment and not with a view towards distribution or resale.  Any such transfer shall be subject to, and made only in compliance with, any all applicable federal and state securities laws.

(B)  Exchange of Warrant Upon Transfer.  On the surrender of this Warrant in connection with a transfer pursuant to the terms of Section 7(A), the Company, at its expense, shall issue to the successor a new warrant or warrants of like tenor, in the name of the assignees, successors or heirs, who shall thereupon become the Holder(s) thereof, and shall be subject to all of the terms and conditions thereof.

(C)  Compliance With Securities Laws.

(1)  The Holder of this Warrant, or if the Holder is a custodian, the beneficial owner of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s (or beneficial owner’s) own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal or state securities laws.  Upon exercise of this Warrant (other than pursuant to the net exercise provision of Section 3(C)), the Holder shall as a condition to such exercise, if reasonably requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(2)  All Shares issued upon exercise hereof may be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws), so long as such legend is required by applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.

If the legend is no longer required (as evidenced by a legal opinion for the Holder acceptable to the Company as determined at the Company’s sole discretion), the Company will promptly remove such legend.

8.  Reservation of Shares.  During the term of this Warrant, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant and issuance of the Shares hereof.  If at any time during the term of this Warrant the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  All shares that may be issued upon the exercise of rights represented by this Warrant upon issuance, will be fully paid and non-assessable, free from all taxes, liens and charges in respect of the issuance thereof.

9.  Amendments; Waivers.  This Warrant may not be amended, nor may any provision of this Warrant or any default, misrepresentation, or breach under this Warrant be waived or amended, except in a writing executed by all parties to this Warrant. A waiver of one breach or default does not waive any other breach or default.  Any waiver, permit, consent or approval is effective only to the extent specifically written.

10.  Reclassification.  If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

11.  No Impairment.  The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith use its best efforts to carry out all of the provisions of this Warrant, including without limitation, the provisions of Section 10, and to take all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

12.  Securities Act Representations and Warranties of Holder.  Holder is an “accredited Holder” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Holder’s address indicated on the signature page hereto sets forth, in the case of individuals, the state in which such Holder resides or, in the case of entities, the state of Holder’s principal place of business.  Holder is experienced in evaluating start-up companies such as the Company, and has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of such Holder’s investment in the Company, and has the ability to bear the economic risks of the investment.  Holder is acquiring the Warrant, and upon exercise hereof would acquire the Shares, for investment for such Holder’s own account and not with the view to, or for resale in connection with, any distribution thereof.  Holder understands that neither the Warrant nor the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.  Holder understands and acknowledges that the

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

issuance of Shares has not been and will not be registered under the Securities Act, in reliance upon an exemption from the registration requirements of the Securities Act.  Such Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Holder is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”)which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.  Holder covenants that, in the absence of an effective registration statement covering the Shares in question, such Holder will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with such Holder’s representations and covenants set forth in this paragraph and Rule 144.  Holder understands that no public market now exists for any of the Shares issued by the Company, and that there can be no guarantee that a public market will ever exist for any of the Shares.

13.  Miscellaneous.

(A) Notices.  Any notice or other communication hereunder shall be addressed to the party at the address as set forth on the signature page hereto and shall be in writing and shall be deemed to have been effectively made or given if personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service; or sent by electronic mail or other electronic communication with affirmative acknowledgment of receipt by the recipient (as to which automated response shall not be deemed to constitute acknowledgment).

(B)  Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law provisions.

(C)  Successors.  This Warrant shall be binding upon any successor(s) or assign(s) of the Company.

(D)  Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(E)  Saturdays, Sundays, and Holidays.  If the expiration date of this Warrant falls on a Saturday, Sunday or a Holiday, the term of this Warrant shall be extended to the next business day.  “Holiday” as used herein means any day on which the principal office of the Company is officially closed or which is a bank closing day for banks in New York, New York or in the Federal Reserve System.  “Close of business” as used herein means close of business in the State of New York.

(F)  Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to arbitration for resolution of any and all disputes arising out of or based upon this Warrant to be conducted under the rules of JAMS in the City of New York, New York (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant pursuant to arbitration by JAMS in the City of New York, New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to arbitration, or that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by arbitration.  The award of arbitration may be entered as judgment in any court of competent jurisdiction.

VYNLEADS, INC.                                                                                                   STOCK PURCHASE WARRANT

(G)  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(H) Counterparts. This Warrant may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  This Warrant may be executed and delivered by fax, scan, or in PDF or any other legible and printable electronic media or digital format of any nature or kind, each of which shall be an original for all purposes.

IN WITNESS WHEREOF, VYNLEADS, INC. has caused this Warrant to be executed by its officer thereunto duly authorized as of this 8th day of March, 2018.

VYNLEADS, INC.

By:

/s/ Alex Mannine

Name: Alex Mannie

Title: CEO & President

Address for Notices: 534 Riviera Pl., Rock Hill, SC 29730

ACKNOWLEDGED AND AGREED:

HOLDER: DR. ERICA SONG

By:

/s/ Erica Song

Name:  Dr. Erica Song

Address for Notices:

Vibrant Life Medicine

286 Engle Street

Englewood, NJ  07631

NOTICE OF EXERCISE

To VYNLEADS, INC.:

1.

The undersigned hereby elects to purchase _____________ Shares of VYNLEADS, INC. pursuant to the terms of the attached Warrant:

[Check Appropriate Box]

☐

a.

Tenders herewith payment of the exercise price for such shares in full.

☐

b.

Elects to exercise this Warrant for ____________ shares purchasable pursuant to the net exercise provisions of Section 3(C) of the Warrant.

2.

If the undersigned is exercising this Warrant pursuant to 1(a) above, the undersigned hereby confirms and acknowledges that the Shares to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and not with a view towards distribution, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Act, as amended, or any state securities laws.

3.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below.

4.

Please issue a new Warrant for the unexercised portion (if any) of the attached Warrant.

_________________________________

_________________________________

Signature

Date

_________________________________

Name

[PLEASE PRINT]